Exhibit 4.1

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                          GlobeTel Communications Corp.

                        1,500,000,000 SHARES COMMON STOCK
                              PAR VALUE $.001 EACH

      THE CORPORATION WILL FURNISH WITHOUT CHARGE TO ANY SHAREHOWER WHO SO
          REQUESTS THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIRATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR
   SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH
                           PREFERENCES AND/OR RIGHTS.

This is to Certify that

_____________________________________________________ is the owner of

________________________________________________________________________________

           FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK OF

                          GobeTel Communications Corp.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney, upon surrender of this Certificate, properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated:


________________________________                ________________________________

________________________________
SECRETRAY/TREASURER
PRESIDENT